EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2006, appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the year ended December 31, 2005.

                              DELOITTE & TOUCHE LLP

                              KANSAS CITY, MISSOURI
                              OCTOBER 6, 2006